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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions 'Experts," and to the use of our report dated March 15, 1999 (Except for Note 11, as to which the date
is             in Amendment No. 1 to the Registration Statement (Form F-1) and
related Prospectus of CommTouch Software Ltd. for the registration of 3,000,000 shares of its ordinary shares.


Tel-Aviv, Israel

March 15, 1999 (except for Note 11


and to which the date is             )


                                                KOST FORER & GABBAY
                                      A member of Ernst & Young international

The foregoing Consent is in the form that will be signed upon the completion of the Recapitalization described in note 11 to the Consolidated Financial Statements.

Tel-Aviv, Israel

June 3, 1999


                                                KOST FORER & GABBAY
                                      A member of Ernst & Young international